P14000041696

FILED

May 08 2014

Sec. Of State

cmustain

Electronic Articles of Incorporation

For

ENTRANET, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ENTRANET, INC

Article II

The principal place of business address:

101 PLAZA REAL SOUTH SUITE 202 N

BOCA RATON, FL. 33432

The mailing address of the corporation is:

101 PLAZA REAL SOUTH SUITE 202 N

BOCA RATON, FL. 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

490,000,000 COMMON 10,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:

BRENDA HAMILTON

101 PLAZA REAL SOUTH

SUITE 202 N

BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: BRENDA HAMILTON

P14000041696

FILED

May 08 2014

Sec. Of State

cmustain

Article VI

The name and address of the incorporator is:

ELEFTHERIOS PAPAGEORGIOU

101 PLAZA REAL SOUTH

SUITE 202 N

BOCA RATON, FL 33432

Electronic Signature of Incorporator: ELEFTHERIOS PAPAGEORGIOU

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D

ELEFTHERIOS PAPAGEORGIOU

101 PLAZA REAL SOUTH

SUITE 202 N

BOCA RATON, FL. 33432

Title: D

THEODOROS THEOCHARIS

101 PLAZA REAL SOUTH

SUITE 202 N

BOCA RATON, FL. 33432

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